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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 --------------

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                Date of Report (Date of Earliest Event Reported):
                                  JULY 1, 1998

                                 --------------

                             DIGITAL RECORDERS, INC.
             (Exact name of registrant as specified in its charter)


     NORTH CAROLINA                 1-13408                      56-1362926
(State of Incorporation)      (Commission File No.)           (I.R.S. Employer
                                                             Identification No.)


                           2300 ENGLERT DRIVE, SUITE B
                          DURHAM, NORTH CAROLINA 27713
                    (Address of principal executive offices)


                                 (919) 361-2155
              (Registrant's telephone number, including area code)


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ITEM 5.  OTHER EVENTS

         On July 1, 1998, Digital Recorders, Inc. (the "Company"), Robinson Turney International, Inc. ("RTI"), Digital Recorders Acquisition, Inc., a wholly owned subsidiary of the Company (the "Subsidiary") and David L. Turney and Claude G. Robinson, the two shareholders of RTI (the "Shareholders") consummated an Agreement and Plan of Reorganization (the "Agreement") pursuant to which the Subsidiary merged into RTI (the "Merger"). A disinterested majority of the directors voting with respect to the transaction approved the Merger on behalf of the Company.

         Pursuant to the Merger, 200,000 restricted shares of the Company's Common Stock were issued to the Shareholders. For two years commencing July 1, 1998, the Shareholders have the right to include their shares on any registration statement which the Company files to register any of its securities under the Securities Act of 1933, as amended (the "Act"), in connection with a public offering for cash proceeds payable in whole or in part to the Company. After July 1, 1998 and before January 1, 1999, the Shareholders also have been granted the right to demand that the Company file a registration statement under the Act covering the 200,000 shares of Common Stock issued to them in the Merger.

         RTI is engaged in business development, marketing services, advisory services, and merger, acquisition and financing assignments for selected clients, including the Company, who are primarily in the transit and transportation equipment industries. On effectiveness of the Merger, RTI assigned a sublicense agreement and marketing agreement between RTI and TwinVision, Inc. to the Company and also assigned a management services agreement between RTI and Transit Media GmbH to the Company. Mr. Turney served as the Chairman of the Board and the Chief Executive Officer of RTI since he and Mr. Robinson co-founded RTI in August 1994. Their respective employment agreements with RTI were cancelled on effectiveness of the Merger. Mr. Turney has served as the Company's Chairman of the Board and Chief Executive Officer since April 1998 and as a director since May 1996. The Company entered into a consulting agreement with Mr. Robinson, commencing July 1, 1998 and extending through June 30, 1999 which maybe extended one additional year upon same terms and conditions at the mutual agreement of the Company and Mr. Robinson, to provide services for the manufacturing and operational support of the Company.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      Not applicable.

         (b)      Not applicable.

         (c) The following exhibits are furnished herewith in accordance with the provisions of Item 601 of Regulation S-B:


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
                                                                                   Reg. S-K
Exhibit No.     Description                                                        Item No.
-----------     -----------                                                        --------
2.3              Agreement and Plan of Reorganization among Robinson Turney               2
                 International, Inc., the Company, Digital Recorders Acquisition,
                 Inc., a wholly owned subsidiary of the Company, and the
                 shareholders of Robinson Turney International, Inc.

2.4              Registration  Rights Agreement among the Company,  David L.              2
                 Turney and Claude G. Robinson

2.5              Claude G. Robinson Consulting Agreement                                  2

2.6              Shareholder Acknowledgement                                              2

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            DIGITAL RECORDERS, INC.



Date:  August 5, 1998       By: /s/ David L. Turney
                                ----------------------------------------
                                David L. Turney, Chairman of the Board,
                                Chief Executive Officer and President


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                                  EXHIBIT INDEX

                                                                                            Reg. S-K
Exhibit No.     Description                                                                 Item No.
-----------     -----------                                                                 --------
2.3              Agreement and Plan of Reorganization among Robinson Turney                        2
                 International, Inc., the Company, Digital Recorders Acquisition, Inc.,
                 a wholly owned subsidiary of the Company, and the shareholders of
                 Robinson Turney International, Inc.

2.4              Registration  Rights Agreement among the Company,  David L. Turney                2
                 and Claude G. Robinson

2.5              Claude G. Robinson Consulting Agreement                                           2

2.6              Shareholder Acknowledgement                                                       2